Exhibit 10.14
Execution Copy

DISSOLUTION AGREEMENT

By and Between
Dynegy Inc.
(Dynegy)
and
LS Power Associates, L.P.
(LS Power)

covering
the Distribution of
certain projects and project entities by
DLS Power Holdings, LLC and
DLS Power Development Company, LLC
and
the Dissolution of
DLS Power Holdings, LLC and
DLS Power Development Company, LLC

January 1, 2009

ii

DISSOLUTION AGREEMENT
THIS DISSOLUTION AGREEMENT (this “Agreement”) dated as of January 1, 2009 is by and between Dynegy Inc., a Delaware corporation (“Dynegy”), and LS Power Associates, L.P., a Delaware limited partnership (“LS Power”). Dynegy and LS Power are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”
INTRODUCTION
1.
Dynegy and LS Power each own a 50% membership interest in each of DLS Power Holdings, LLC, a Delaware limited liability company (“DLS Holdings”), and DLS Power Development Company, LLC, a Delaware limited liability company (“DLS Development” and, together with DLS Holdings, the “DLS Companies”).

2.	Dynegy and LS Power intend to wind up and dissolve the DLS Companies in accordance with Delaware law.
3.
Subject to the terms and conditions of this Agreement, the DLS Companies will distribute all of their respective assets and terminate all of the DLS Terminated Agreements (as defined herein), and Dynegy and LS Power will agree to certain transition and support services arrangements as further described herein.

In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:
AGREEMENT
1. Definitions; Rules of Construction.
(a) Definitions. As used herein, the following terms have the following definitions:
“Action” means any action, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence or proceeding.
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act; provided, however, that (i) with respect to LS Power, the term “Affiliate” shall exclude each member of the Dynegy Group, (ii) with respect to Dynegy, the term “Affiliate” shall exclude each member of LS Power Group.
“Agreement” has the meaning set forth in the preamble.
“Code” means the Internal Revenue Code of 1986.
“Direct Claim” has the meaning set forth in Section 5(d).
“DLS Companies” has the meaning set forth in the Introduction.
“DLS Development” has the meaning set forth in the Introduction.

“DLS Development LLC Agreement” means the Limited Liability Company Agreement of DLS Development dated April 2, 2007.
“DLS Holdings” has the meaning set forth in the Introduction.
“DLS Holdings LLC Agreement” means the Limited Liability Company Agreement of DLS Holdings dated April 2, 2007.
“DLS Properties” has the meaning set forth in Section 3(b)(v).
“Dynegy” has the meaning set forth in the preamble.
“Dynegy Assumed Obligations” has the meaning set forth in Section 2(c)(i).
“Dynegy Group” means Dynegy and its subsidiaries, and its and their respective employees, officers, directors, representatives, agents, contractors and subcontractors; provided, that the term “Dynegy Group” specifically excludes each member of the LS Power Group.
“Dynegy Party” means Dynegy and each member of the Dynegy Group that is a party to any Transaction Agreement.
“Dynegy Project Assets” means the Project Assets for which Schedule 1(b) indicates Dynegy is the transferee.
“Dynegy Project Entities” means the Project Entities for which Schedule 1(b) indicates Dynegy is the transferee.
“Dynegy Project Entity Contracts” has the meaning set forth in Section 3(b)(iv).
“Dynegy Projects Assignment” means the Dynegy Assignment and Assumption Agreement entered into contemporaneously herewith.
“Dynegy Properties” has the meaning set forth in Section 3(a)(iv).
“Effective Date” means 12:01 a.m. on January 1, 2009.
“Exchange Act” means the Securities Exchange Act of 1934.
“Governmental Authority” means the United States or any agency thereof and any state, county, city or other political subdivision, agency, court or instrumentality.
“Group” means, (i) with respect to any Dynegy Party, the Dynegy Group, and (ii) with respect to any LS Power Party, the LS Power Group.
“Indemnitee” means any Person entitled to indemnity under this Agreement.
“Indemnifying Party” means the Party required to provide indemnification under this Agreement.

“Knowledge” means as follows: an individual shall be deemed to have “Knowledge” of a particular fact or other matter if such individual is consciously aware of such fact or other matter at the time of determination. A Person other than a natural person shall be deemed to have “Knowledge” of a particular fact or other matter if (i) any natural person who is serving as a director, executive officer, partner, member, executor, or trustee of such Person (or in any similar capacity) or (ii) any employee (or any natural person serving in a similar capacity) who is charged with the ultimate responsibility for a particular area of such Person’s operations, at the time of determination had Knowledge of such fact or other matter.
“Law” or “Laws” means any statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.
“Losses” means any losses, damages, Obligations, claims, demands, causes of action, judgments, settlements, fines, penalties, sanctions, costs and expenses (including court costs and reasonable attorney’s and experts’ fees) of any and every kind or character.
“LS Power” has the meaning set forth in the preamble.
“LS Power Assumed Obligations” has the meaning set forth in Section 2(c)(ii).
“LS Power Group” means LS Power and its Affiliates, subsidiaries, co-owners and joint venturers, and its and their respective employees, officers, directors, representatives, agents, contractors and subcontractors; provided, that the term “LS Power Group” specifically excludes Dynegy and its subsidiaries.
“LS Power Party” means each of (i) LS Power and (ii) each member of the LS Power Group that is a party to any Transaction Agreement.
“LS Project Assets” means the Project Assets for which Schedule 1(b) indicates LS Power is the transferee.
“LS Project Entities” means the Project Entities for which Schedule 1(b) indicates LS Power is the transferee.
“LS Projects Assignment” means the LSP Assignment and Assumption Agreement entered into contemporaneously herewith.
“LS Power Properties” has the meaning set forth in Section 3(b)(v).
“Obligations” means duties, liabilities and obligations, whether vested, absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual (oral or written), statutory (including any duties, liabilities or obligations to pay Taxes) or otherwise.
“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Party” and “Parties” have the meanings set forth in the preamble.
“Person” means an individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, or Governmental Authority (or any department, agency or political subdivision thereof).
“Plum Point DRTA” means the Development Rights Transfer Agreement dated April 1, 2007 between Plum Point Energy Associates, LLC and Plum Point Energy Associates II, LLC.
“Post-Dissolution Tax Period” means any Tax period ending after the Effective Date.
“Post-Dissolution Tax Return” means any Tax Return that is required to be filed for any of the Dynegy Project Entities or the LS Project Entities with respect to a Post-Dissolution Tax Period.
“Pre-Dissolution Tax Period” means any Tax periods or portions thereof ending on or before, and including, December 31, 2008.
“Project Assets” means the project assets owned by DLS Holdings and set forth on Schedule 1(b).
“Project Entities” means the entities (and limited partner’s interest) owned by DLS Holdings and set forth on Schedule 1(b).
“Real Estate Rights Agreement” means the Real Estate Rights Agreement between Dynegy Arlington Valley, LLC and Arlington Valley Solar Energy, LLC entered into contemporaneously herewith.
“Securities Act” means the Securities Act of 1933.
“Services Agreements” means the three agreements listed on Schedule 1(a) under the heading “Services Agreements”.
“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar excises), unemployment, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.
“Tax Records” means all Tax Returns and Tax-related work papers relating to any Relevant Asset.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Terminated Agreements” means (i) each of the agreements listed on Schedule 1(a) and (ii) any other agreements entered into between the parties to such agreements (or Affiliates thereof) concerning the properties or transactions that are the subject matter of the agreements listed on Schedule 1(a), it being acknowledged, for the avoidance of doubt, that the Plum Point DRTA is not a “Terminated Agreement” and will remain in full force and effect following the Effective Date.
“Third Party Claim” has the meaning set forth in Section 5(d).
“Transaction Agreements” means this Agreement, the Dynegy Projects Assignment, the LS Projects Assignment, the Real Estate Rights Agreement and all other agreements, documents, certificates or instruments executed and delivered in connection with the transactions contemplated herein.
(b) Rules of Construction. All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. Unless the context of this Agreement clearly requires otherwise, (i) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb), (ii) terms defined in the singular have the corresponding meanings in the plural, and vice versa, and (iii) words importing the masculine gender shall include the feminine and neutral genders and vice versa. The terms “includes,” “include” and “including” shall be deemed to be followed by the words “without limitation”. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The Parties acknowledge that each Party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. All references to currency herein shall be to, and all payments required hereunder shall be paid in, United States dollars. Any reference to a statute, regulation or Law shall include any amendment thereof or any successor thereto, and any rules and regulations promulgated thereunder. Any reference to an agreement or instrument shall include any amendments or other modifications to such agreement or instrument made in accordance with such agreement’s or instrument’s respective terms.

2. Agreements. Subject to the terms and conditions of this Agreement, the Parties acknowledge and agree as follows:
(a) Transactions.
(i) DLS Holdings has entered into the Dynegy Projects Assignment and the LS Projects Assignment pursuant to which it has distributed (as liquidating distributions) all of the Project Assets and Project Entities as of the Effective Date;
(ii) (1) If, after the distributions made pursuant to the Dynegy Projects Assignment and the LS Projects Assignment, DLS Holdings has any accrued but unpaid Obligations, the Parties shall cause DLS Holdings to promptly (and no later than January 30, 2009) pay such Obligations; (2) if the LS Project Entities have any Obligations that accrued prior to the Effective Date and remain unpaid, or if any members of the LS Power Group have any such Obligations as result of the LS Projects Assignment, the Parties shall cause DLS Holdings to promptly (and no later than January 30, 2009) pay to LS Power (or its designee) the accrued amount of all such Obligations; (3) if the Dynegy Project Entities have any Obligations that accrued prior to the Effective Date and remain unpaid, or if any members of the Dynegy Group have any such Obligations as result of the Dynegy Projects Assignment, the Parties shall cause DLS Holdings to promptly (and no later than January 30, 2009) pay to Dynegy (or its designee) the accrued amount of all such Obligations; and (4) if DLS Holdings has any cash remaining after the payments described in clauses (1) through (3) above, and the Parties mutually agree that no further payments are required under (1) through (3) above, the Parties shall cause DLS Holdings to distribute (as liquidating distributions) all such cash to LS Power and Dynegy in equal proportions;
(iii) The Parties shall cause DLS Development to distribute any cash held by it to its members as soon as reasonably practicable following the Effective Date, it being understood that, upon termination of the Terminated Agreements, DLS Development will not have any Obligations or assets other than cash;
(iv) Dynegy will pay, as early as reasonably practicable on January 2, 2009, $18,875,000 to LS Power, via wire transfer of immediately available funds to an account designated by LS Power; and
(v) The applicable affiliates of the Parties have executed and delivered the Real Estate Rights Agreement.
(b) Termination of Certain Arrangements.
(i) Except with respect to the Plum Point DRTA, which shall remain in effect, Dynegy, for itself and on behalf of each applicable member of the Dynegy Group, hereby (A) terminates and discharges any and all Obligations of any LS Project Entity owed to any member of the Dynegy Group, (B) terminates each of the Terminated Agreements, (C) acknowledges that each such Terminated Agreement is of no further force or effect, and all rights and obligations accruing to itself or any member of its Group thereunder are fully satisfied and terminated (save and except with respect to the payment of any amounts accrued prior to the Effective Date in respect of costs or expenses payable or reimbursable under any of the Services Agreements), and (D) releases LS Power and each member of the LS Power Group from any and all Obligations such Person had, has or hereinafter may have arising out of or in connection with any Terminated Agreement;

(ii) Except with respect to the Plum Point DRTA, which shall remain in effect, LS Power, for itself and on behalf of each applicable member of the LS Power Group, hereby (A) terminates and discharges any and all Obligations of any Dynegy Project Entity owed to any member of the LS Power Group, (B) terminates each of the Terminated Agreements, (C) acknowledges that each such Terminated Agreement is of no further force or effect, and all rights and obligations accruing to itself or any member of its Group thereunder are fully satisfied and terminated (save and except with respect to the payment of any amounts accrued prior to the Effective Date in respect of costs or expenses payable or reimbursable under any of the Services Agreements), and (D) releases Dynegy and each member of the Dynegy Group from any and all Obligations such Person had, has or hereinafter may have arising out of or in connection with any Terminated Agreement; and
(iii) The Parties, in their capacity as the only members of the DLS Companies and on behalf of each DLS Company, hereby (A) terminate and discharge any and all Obligations of any member of the LS Power Group or of the Dynegy Group owed to any DLS Company, (B) terminate each of the Terminated Agreements, (C) acknowledge that each such Terminated Agreement is of no further force or effect, and all rights and obligations accruing to itself or any member of the LS Power Group or the Dynegy Group thereunder are fully satisfied and terminated, and (D) releases each member of the LS Power Group and each member of the Dynegy Group from any and all Obligations such Person had, has or hereinafter may have arising out of or in connection with any Terminated Agreement.
(c) Assumed Obligations. From and after the Effective Date, subject to the other terms and conditions of this Agreement (including the indemnification obligations in Section 4(c)(vi)):
(i) Dynegy agrees to assume and to fully and timely pay, perform and discharge in full, and it is understood that neither LS Power nor any member of the LS Power Group shall have any further responsibility for, any Obligations associated with the ownership and operation of, or otherwise related to or arising from, the Dynegy Project Assets or the Dynegy Project Entities, including any Obligations arising out of the governing documents of any Dynegy Project Entity, and regardless of whether any such Obligation arose before or after the Effective Date (collectively, the “Dynegy Assumed Obligations”). It is acknowledged that (A) many if not all of the Dynegy Assumed Obligations constitute obligations of various of the Dynegy Project Entities (and not Dynegy itself) and (B) this Section 2(c)(i) is for the benefit of LS Power only, and nothing herein shall be construed to create any rights in favor of any third parties with respect to the Dynegy Assumed Obligations.

(ii) LS Power agrees to assume and to fully and timely pay, perform and discharge in full, and it is understood that neither Dynegy nor any member of the Dynegy Group shall have any further responsibility for, any Obligations associated with the ownership and operation of, or otherwise related to or arising from, the LS Power Project Assets or the LS Power Project Entities, including any Obligations arising out of the governing documents of any LS Power Project Entity, and regardless of whether any such Obligation arose before or after the Effective Date (collectively, the “LS Power Assumed Obligations”). It is acknowledged that (A) many if not all of the LS Power Assumed Obligations constitute obligations of various of the LS Power Project Entities (and not LS Power itself) and (B) this Section 2(c)(ii) is for the benefit of Dynegy only, and nothing herein shall be construed to create any rights in favor of any third parties with respect to the LS Power Assumed Obligations.
(d) Consent of Members. As evidenced by the execution and delivery of this Agreement, Dynegy and LS Power, in their capacities as members of each DLS Company, unanimously agree, acknowledge and resolve that:
(i) it is advisable and in the best interest of each DLS Company to dissolve each DLS Company, and each such member hereby approves and consents to the winding up of the business and affairs of the DLS Companies, and the dissolution of the DLS Companies, in accordance with this Agreement;
(ii) to the Knowledge of each such member, no third party expenses are outstanding with respect to any DLS Company, other than any of the Obligations referred to in Section 2(a)(ii) for which DLS Holdings is directly or indirectly liable;
(iii) LS Power shall prepare and file with the Secretary of State of the State of Delaware a certificate of cancellation for each DLS Company, provided that if LS Power fails to file such certificates of cancellation within a commercially reasonable amount of time, Dynegy may, acting in good faith, file such certificates;
(iv) each DLS Company shall cease to conduct its affairs except in so far as may be necessary to consummate the transactions contemplated hereby and to dissolve and wind up the affairs of such DLS Company; and
(v) each officer of each DLS Company is hereby authorized and empowered in the name and on behalf of such DLS Company to execute such documents and make such filings with Governmental Authorities as may be necessary or appropriate in connection with the dissolution and winding up of such DLS Company, provided that prior to filing any documents with a Governmental Authority (including the certificates of cancellation described in clause (iii) above), each Party shall give the other Party reasonable opportunity to review and approve such document.
3. Representations and Warranties.
(a) Representations and Warranties of Dynegy. Dynegy hereby represents and warrants to LS Power as follows as of the date hereof:
(i) Organization and Good Standing. Dynegy is a corporation, validly existing and in good standing under the Laws of the state of Delaware. Dynegy is in good standing under the Laws of each jurisdiction which requires such qualification, except where the lack of such qualification would not have a material adverse effect on the transactions contemplated hereby.

(ii) Authorization of Transaction. Each Dynegy Party has full entity power and authority to execute and deliver each Transaction Agreement to which such Dynegy Party is a party and to perform its obligations thereunder. Each Transaction Agreement to which any Dynegy Party is a party constitutes the valid and legally binding obligation of such Dynegy Party, enforceable against such Dynegy Party in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No Dynegy Party is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any other Person in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreement to which such Dynegy Party is a party.
(iii) Noncontravention. Neither the execution and delivery of any Transaction Agreement to which a Dynegy Party is a party, nor the consummation of any of the transactions contemplated thereby, shall (A) violate any Law to which such Dynegy Party is subject or any provision of its Organizational Documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Dynegy Party is a party or by which it is bound or to which any of its assets are subject, and for such violations, defaults, breaches, or other occurrences by a Dynegy Party that do not, individually or in the aggregate, have a material adverse effect on the ability of Dynegy or any other Dynegy Party to consummate the transactions contemplated by such Transaction Agreement.
(iv) Acknowledgement of Risks; Due Diligence. Dynegy is familiar with investments of the nature of the Dynegy Project Assets and the Dynegy Project Entities (collectively, the “Dynegy Properties”), understands that ownership of the Dynegy Properties involves substantial risks, has adequately investigated the Dynegy Properties, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in owning the Dynegy Properties, and is able to bear the economic risks associated with the Dynegy Properties. Dynegy has had the opportunity to visit with LS Power and its applicable Affiliates and meet with their representative officers and other representatives to discuss the business, assets, liabilities, financial condition, and operations of the Dynegy Properties, has received all materials, documents and other information that Dynegy deems necessary or advisable to evaluate the Dynegy Properties, and has made its own independent examination, investigation, analysis and evaluation of the Dynegy Properties, including its own estimate of the value of the Dynegy Properties. Dynegy has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts associated with the Dynegy Properties) as Dynegy deems adequate.

(b) Representations and Warranties of LS Power. LS Power hereby represents and warrants to Dynegy as follows as of the date hereof:
(i) Organization of LS Power. LS Power is a limited partnership, validly existing and in good standing under the Laws of the state of Delaware. LS Power is in good standing under the Laws of each other jurisdiction which requires such qualification, except where the lack of such qualification would not have a material adverse effect on the transactions contemplated hereby.
(ii) Authorization of Transaction. Each LS Power Party has full entity power and authority to execute and deliver each Transaction Agreement to which it is a party and to perform its obligations thereunder. Each Transaction Agreement to which such LS Power Party is a party constitutes the valid and legally binding obligation of such LS Power Party, enforceable against such LS Power Party in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No LS Power Party is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any other Person in order to consummate the transactions contemplated by this Agreement or any other Transaction Agreement.
(iii) Noncontravention. Neither the execution and delivery of any Transaction Agreement to which a LS Power Party is a party, nor the consummation of any of the transactions contemplated thereby, shall (A) violate any Law to which such LS Power Party is subject or any provision of its Organizational Documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice, approval or consent under any agreement, contract, lease, license, instrument, or other arrangement to which such LS Power Party is a party or by which it is bound or to which any of its assets is subject, and for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a material adverse effect on the ability of any LS Power Party to consummate the transactions contemplated by such Transaction Agreement.
(iv) Dynegy Project Entities; Obligations. To LS Power’s Knowledge, Schedule 3(b)(iv) contains, with respect to each Dynegy Project Entity, a list of all the material contracts, agreements, licenses, permits and other documents and instruments to which such Dynegy Project Entity is party (the “Dynegy Project Entity Contracts”), and, to LS Power’s Knowledge, each such Dynegy Project Entity Contract is in full force and effect (except as may be otherwise indicated on Schedule 3(b)(iv)). To LS Power’s Knowledge, the Dynegy Project Entities have performed all material obligations required to be performed by them to date under the Dynegy Project Entity Contracts and are not in default under any obligation of any such contract. To LS Power’s Knowledge, no counterparty to any of the Dynegy Project Entity Contracts is in default under any of the Dynegy Project Entity Contracts. To LS Power’s Knowledge, no Dynegy Project Entity has any material tort Obligations or material contractual Obligations other than those arising under or relating to (A) the Dynegy Project Entity Contracts or (B) such Dynegy Project Entity’s Organization Documents.

(v) Acknowledgment of Risks; Due Diligence. LS Power is familiar with investments of the nature of the LS Power Project Assets and the LS Power Project Entities (collectively, the “LS Power Properties” and, together with the Dynegy Properties, the “DLS Properties”), understands that ownership of the LS Power Properties involves substantial risks, has adequately investigated the LS Power Properties, and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in owning the LS Power Properties, and is able to bear the economic risks associated with the LS Power Properties. LS Power has had the opportunity to visit with Dynegy and its applicable Affiliates and meet with their representative officers and other representatives to discuss the business, assets, liabilities, financial condition, and operations of the LS Power Properties, has received all materials, documents and other information that LS Power deems necessary or advisable to evaluate the LS Power Properties, and has made its own independent examination, investigation, analysis and evaluation of the LS Power Properties, including its own estimate of the value of the LS Power Properties. LS Power has undertaken such due diligence (including a review of the properties, liabilities, books, records and contracts associated with the LS Power Properties) as LS Power deems adequate.
4. Post-Effective Date Covenants. The Parties agree as follows:
(a) Transition Services. From the Effective Date through May 15, 2009, LS Power will provide reasonable transition services (for example, making appropriate personnel reasonably available to answer questions, make introductions and otherwise provide relevant information) related to the Dynegy Projects and the projects owned by the Dynegy Project Entities; provided, however, that LS Power shall not be required to incur any out-of-pocket costs or expenses in connection with the provision of such transition services unless Dynegy has agreed to reimburse same. Each Party will endeavor to promptly transfer to the other Party all plant, project, commercial, environmental, regulatory and other records and information held by such first Party (or any other member of such Party’s Group) and related to the DLS Properties being transferred to the other Party pursuant to this Agreement.
(b) Delivery and Retention of Records. On or promptly after the Effective Date, each Party shall deliver or cause to be delivered to the other Party copies of Tax Records which are relevant to the DLS Properties being transferred to the other Party. Each Party agrees to (i) hold the Tax Records so delivered to it and not to destroy or dispose of any thereof for a period of ten years from the Effective Date or such longer time as may be required by Law, provided that, if the receiving Party desires to destroy or dispose of such Tax Records during such period, it shall first offer in writing at least 60 days before such destruction or disposition to surrender them to the other Party, and if the other Party does not accept such offer within 20 days after receipt of such offer, the receiving Party may take such action and (ii) to afford the other Party, its accountants, and counsel, during normal business hours, upon reasonable request, at any time, full access to the Tax Records delivered to it and to its employees to the extent that such access may be requested for any legitimate purpose at no cost to the requesting Party (other than for reasonable out-of-pocket expenses); provided that such access shall not be construed to require the disclosure of Tax Records that would cause the waiver of any attorney-client, work product, or like privilege; provided, further that in the event of any litigation nothing herein shall limit any Party’s rights of discovery under applicable Law.

(c) DLS Companies’ Termination and Dissolution Matters.
(i) Release; Dissolution. As of the Effective Date, each Party releases each member of the LS Power Group and each member of the Dynegy Group from any and all Obligations such Person had, has or hereinafter may have arising out of or in connection with the DLS Development LLC Agreement and the DLS Holdings LLC Agreement prior to the Effective Date. Promptly after the Effective Date, Dynegy and LS Power, in their capacity as members of the DLS Companies, shall take any and all actions as may be necessary or appropriate in order to dissolve and wind up the affairs of the DLS Companies in accordance with Delaware Law and Section 2(d);
(ii) Amendment to LLC Agreements. Dynegy and LS Power hereby agree (in their capacities as the sole members of DLS Development) that Sections 4(c)(iii) and (iv) shall constitute amendments, effective as of the Effective Date, to the DLS Development LLC Agreement and the DLS Holdings LLC Agreement.
(iii) Amendment. Section 11.3 of the DLS Development LLC Agreement is hereby deleted and replaced in its entirety with the following:
“Section 11.3 Outside Activities. Each Member and its respective Affiliates and Managers may engage, directly or indirectly, without the consent of the other Member or the Company, in other business opportunities, transactions, ventures or other arrangements of any nature or description, independently or with others, including business of a nature which may be competitive with or the same as or similar to the business of the Company, regardless of the geographic location of such business, and without any duty or obligation to offer or account to the other Member or the Company in connection therewith. Nothing herein is intended to create a partnership, joint venture, agency, or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or to subject the Members or Managers to joint and several or vicarious liability or to impose any duty, obligation, or liability that would arise therefrom with respect to any or all of the Members, Managers or their Affiliates.”
In connection with the foregoing amendment, (1) Dynegy acknowledges and agrees that, unless explicitly agreed in writing after the Effective Date, no member of the LS Power Group has any obligation to offer any business opportunity (including any development project opportunity) to any member of the Dynegy Group and (2) LS Power acknowledges and agrees that, unless explicitly agreed in writing after the date hereof, no member of the Dynegy Group has any obligation to offer any business opportunity (including any development project opportunity) to any member of the LS Power Group. It is acknowledged, for the avoidance of doubt, that nothing in this paragraph is intended to modify or supersede the terms and conditions of that certain Corporate Opportunity Agreement dated as of September 14, 2006 between Dynegy Acquisition, Inc. and LS Power Development, LLC.

(iv) Further Action. Notwithstanding anything to the contrary in the DLS Development LLC Agreement or the DLS Holdings LLC Agreement, without the consent of both Dynegy and LS Power, as members of the respective DLS Companies, neither DLS Company (nor any representative of any DLS Company) shall take any action other than actions expressly contemplated by this Agreement.
(v) Additional Information. LS Power shall provide to Dynegy reasonable records and/or documentation supporting the amount of payments and distributions made (or to be made) by DLS Holdings pursuant to Section 2(a)(ii).
(vi) No Further Use of “DLS” Name. From and after the Effective Date, neither LS Power nor Dynegy (nor any other members of the LS Power Group or the Dynegy Group) shall do business under the “DLS” name and, if the name of any member of the LS Power Group or the Dynegy Group contains a reference to “DLS”, the name of such entity shall, as soon as reasonably practicable following the Effective Date, be changed to a new name that does not contain such reference.
5. Remedies.
(a) Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, that the representations and warranties set forth in Section 3(b)(iv) shall only survive until January 31, 2009, after which date LS Power shall not have any obligation or liability with respect to any representation or warranty set forth in Section 3(b)(iv) (excluding any liability that may arise from a claim asserted for a breach of such a representation and warranty on or prior to January 31, 2009).
(b) Indemnification Provisions for Benefit of the LS Power Group.
(i) Dynegy Assumed Obligations. Dynegy agrees to release, defend, indemnify and hold harmless the LS Power Group from and against any Losses claimed against or otherwise incurred or suffered by the LS Power Group after the Effective Date by reason of any of the Dynegy Assumed Obligations.
(ii) Covenants and Obligations. In the event any of the representations, warranties, covenants or obligations of Dynegy in this Agreement are breached, then, as LS Power Group’s sole remedy, Dynegy agrees to release, indemnify and hold harmless the LS Power Group from and against any Losses claimed against or otherwise suffered by the LS Power Group by reason of all such breaches.

(c) Indemnification Provisions for Benefit of the Dynegy Group.
(i) LS Power Assumed Obligations. LS Power agrees to release, defend, indemnify and hold harmless the Dynegy Group from and against any Losses claimed against or otherwise incurred or suffered by the Dynegy Group after the Effective Date by reason of any of the LS Power Assumed Obligations.
(ii) Covenants and Obligations. Subject to Section 5(a), in the event any of the representations, warranties, covenants or obligations of LS Power in this Agreement are breached, then, as Dynegy Group’s sole remedy, LS Power agrees to release, indemnify and hold harmless the Dynegy Group from and against any Losses claimed against or otherwise suffered by the Dynegy Group by reason of all such breaches.
(d) Procedure; Notice.
(i) The rights and remedies of the Parties and the Indemnitees under this Section 4(c)(vi) are exclusive and in lieu of any and all other rights and remedies that any Party or Indemnitee may have under this Agreement for monetary relief, with respect to any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement; or the assets, liabilities, obligations, business, or operations of the Dynegy Project Assets, the Dynegy Project Entities, the LS Project Assets, or the LS Project Entities, as the case may be.
(ii) Notwithstanding anything to the contrary in this Agreement, no Party (including an Indemnitee) shall be entitled to recovery hereunder from any other Party (including an Indemnifying Party), for any Losses caused by the gross negligence or willful misconduct of such Party or Indemnitee. Except with respect to Third Party Claims made against any Indemnitee, no Party shall have any indemnification obligation under this Section 4(c)(vi) to any other Person with respect to any Losses consisting of incidental, indirect, consequential or punitive damages or lost profits.
(iii) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any Action made or brought by any Person who is not a Party or any Affiliate of a Party (a “Third Party Claim”) with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party written notice thereof as soon as reasonably practicable following the Indemnitee’s receipt of notice thereof, but in any event such notice shall be given no later than 30 calendar days after the Indemnitee’s receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Losses that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party’s expense and by such Indemnifying Party’s own counsel; provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee’s own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party’s liability pursuant to this Agreement.

(iv) If, within 30 calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 5(d)(iii), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof; and provided, further, that nothing herein shall prohibit an Indemnitee from retaining co-counsel at its own expense.
(v) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 30 calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of said notice.
(vi) Any claim by an Indemnitee on account of Losses for which indemnification is available under this Section 4(c)(vi) that does not result from a Third Party Claim (a “Direct Claim”) shall be asserted as soon as reasonably practicable following the Indemnitee becoming aware of such Direct Claim by giving the Indemnifying Party written notice thereof, stating the nature of such claim in reasonable detail, but in any event such notice shall not be given later than 30 calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of 30 calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such 30 calendar day period, the Indemnifying Party shall be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.
(vii) If the amount of any Losses for which an indemnification payment is made under this Section 4(c)(vi), at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof by the insurer or third-party to the date of repayment at the “prime rate” as published in The Wall Street Journal) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

(viii) Notwithstanding anything to the contrary in this Section 5(d), a failure to give timely notice as provided in this Section 5(d) shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party that was entitled to receive such notice was materially prejudiced as a result of such failure.
(e) Determination of Amount of Loss. The Losses giving rise to any indemnification obligation hereunder shall be limited to the actual loss suffered by the Indemnitee, but shall not be reduced to reflect insurance proceeds paid or available to be paid to the Indemnitee or the tax impact of any payment on the Indemnitee. The amount of the actual loss and the amount of the indemnity payment shall be computed by taking into account the timing of the loss or payment, as applicable, using a prime lending rate plus 2% interest or discount rate, as appropriate. Upon the request of the Indemnifying Party, the Indemnitee shall provide the Indemnifying Party with information sufficient to allow the Indemnifying Party to calculate the amount of the indemnity payment in accordance with this Section 5(e). An Indemnitee shall take all reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification and shall use reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.
6. Tax Matters.
(a) Post-Dissolution Tax Returns. LS Power shall prepare or cause to be prepared and file or cause to be filed any Post-Dissolution Tax Returns with respect to the LS Project Assets and the LS Project Entities and shall pay (or cause to be paid) any Taxes due with respect to such Tax Returns. Dynegy shall prepare or cause to be prepared a file or cause to be filed any Post-Dissolution Tax Returns with respect to the Dynegy Project Assets and the Dynegy Project Entities and shall pay (or cause to be paid) any Taxes due with respect to such Tax Returns.
(b) Pre-Dissolution Tax Returns. All Pre-Dissolution Tax Returns and Taxes with respect to the DLS Companies and their subsidiaries shall be handled in accordance with the DLS Companies’ Organizational Documents.
(c) Cooperation on Tax Matters.
(i) LS Power and Dynegy shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6(c) and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(ii) LS Power and Dynegy further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(d) Certain Taxes. If required by Applicable Law in connection with the transfer of any DLS Properties being distributed to a Party hereunder, (i) the Party receiving such DLS Properties shall file all necessary Tax Returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees, pay the related Tax, and (ii) the other Party shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.
(e) Confidentiality. Any information shared in connection with Taxes shall be kept confidential, except as may otherwise be necessary in connection with the filing of Tax Returns or reports, refund claims, tax audits, tax claims and tax litigation, or as required by Law.
(f) Control of Proceedings. The Party responsible for any Tax under this Agreement shall control audits and disputes (and costs and expenses) related to such Taxes (including action taken to pay, compromise or settle such Taxes). Except as otherwise provided by this Agreement, the noncontrolling party shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.
(g) Remittance of Refunds. If LS Power or any Affiliate of LS Power receives a refund of any Taxes that Dynegy is entitled to hereunder, or if Dynegy or any Affiliate of Dynegy receives a refund of any Taxes that LS Power is entitled to hereunder, the Party receiving such refund shall, within 30 days after receipt of such refund, remit it to the Party who is entitled to such Taxes hereunder. For the purpose of this Section 6(g), the term “refund” shall include a reduction in Tax and the use of an overpayment as a credit or other Tax offset, and receipt of a refund shall occur upon the filing of a Tax Return or an adjustment thereto using such reduction, overpayment or offset or upon the receipt of cash.
(h) Characterization of Transactions . Dynegy and LS Power agree that neither they nor their Affiliates shall file or cause to be filed with the Internal Revenue Service a Form 8594 (“Asset Acquisition Statement under Section 1060”) because the transactions contemplated hereby constitute a liquidation of a tax partnership not subject to Section 1060 and does not require a Form 8594 to be filed.
7. Miscellaneous.
(a) Public Announcements. Except as otherwise agreed to by the Parties, neither Party shall (and each Party shall not permit its Affiliates to) issue any report, statement or press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by Law (including any rules and regulations of the Securities and Exchange Commission) or the rules of the NYSE (in the reasonable judgment of the applicable Party). The Parties agree to cooperate in good faith to issue separate and simultaneous press releases within 24 hours following the execution of this Agreement by all Parties. In the event either Party determines that a report, statement or press release or other form of public statement with respect to this Agreement or the transactions contemplated hereby is required by applicable law, such Party shall offer the other Party reasonable opportunity to review such statement or other disclosure prior to its public disclosure.

(b) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.
(c) Assignment. This Agreement and all of the provisions hereof shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of each other Party.
(d) Specific Performance; No Punitive or Consequential Damages. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. EXCEPT AS PROVIDED IN SECTION 5(c)(ii), NEITHER PARTY NOR ITS AFFILIATES SHALL SEEK OR BE LIABLE FOR ANY PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF REVENUE OR INCOME, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT.
(e) Professional Fees and Expenses. Except as expressly set forth in this Agreement, each Party shall pay all legal, accounting, and other fees and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.
(f) Third Party Beneficiaries. Other than those Persons entitled to indemnity under Section 4(c)(vi), there are no third party beneficiaries having rights under or with respect to this Agreement.
(g) Time. Time is of the essence in the performance of this Agreement
(h) Counterparts; Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be validly executed and delivered by facsimile or in portable document format (.pdf).
(i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed properly given or made (1) when delivered, if given by personal delivery or delivery service with proof of delivery, (2) upon receipt, if given by facsimile, or (3) two business days after being sent by mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Dynegy:	Dynegy Inc.
Attn: General Counsel
1000 Louisiana Street
Houston, Texas 77002
Facsimile: 713-356-2185

If to LS Power:	LS Power Associates, L.P.
Attn: General Counsel
1700 Broadway
35th Floor
New York, NY 10019
Facsimile: 212-615-3440
Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party written notice in the manner herein set forth.
(k) Governing Law. EXCEPT TO THE EXTENT PROVISIONS OF THIS AGREEMENT RELATE TO THE DISSOLUTION OF A DLS COMPANY OR THE AMENDMENT OF A DLS COMPANY’S LIMITED LIABILITY AGREEMENT (WHICH PROVISIONS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE), THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(l) Consent to Jurisdiction, Etc.
(i) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or any Federal court of the United States of America sitting in the Southern District of New York and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating to such transactions, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such Action shall be heard and determined in such court of the State of New York or, to the extent permitted by Applicable Law, in such Federal court. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(ii) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or related to this Agreement or the transactions contemplated hereby in any such New York state or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the Parties shall designate and appoint an agent for the service of process in the State of New York in connection with any dispute arising under this Agreement, and agrees to consider any legal process or any demand or notice made or served on such agent as being made to it.
(iii) THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any transaction contemplated hereby, including contract claims, tort claims, breach of duty claims, and all other material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.
(m) Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of the Parties.
(n) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
(o) Compliance With Laws. This Agreement and the performance of all obligations contemplated herein are and will be subject to all applicable Laws. The Parties are entitled to act in accordance with each such Laws. The Parties will cooperate with respect to compliance with all governmental authorizations, including obtaining and maintaining all necessary regulatory authorizations or any reasonable exchange or provision of information needed for filing or reporting requirements.

(p) Further Assurances. The Parties agree to (and to cause their applicable Affiliates to) execute such further assignments, releases, consents, notifications and other documents as may be reasonably requested by the other Party for the purpose of giving effect to, or evidencing or giving notice of, the matters contemplated by this Agreement. Each Party shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate the transactions contemplated in this Agreement.
(q) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
(r) Entire Agreement. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, TO THE EXTENT THEY HAVE RELATED IN ANY WAY TO THE SUBJECT MATTER HEREOF.
(s) Limitations of Representations and Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY IS MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING ANY OF THE ASSETS, LIABILITIES, AND ENTITIES BEING TRANSFERRED PURSUANT TO THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES (WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED) OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.
[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth in the preamble.

DYNEGY INC.
By:	/s/ Lynn A. Lednicky
	Name:	Lynn A. Lednicky
	Title:	President

LS POWER ASSOCIATES, L.P.
By:	/s/ John T. King
	Name:	John T. King
	Title:	Vice President

[Dissolution Agreement Signature Page]